EXHIBIT 10.1

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 26, 2004 (this "Amendment"), is between HURCO COMPANIES, INC., an Indiana corporation (the "Borrower") and BANK ONE, NA, a national banking association with its main office in Chicago, Illinois (the "Bank").

INTRODUCTION

A.    The Borrower and the Bank have entered into the Third Amended and Restated Credit Agreement and Amendment to Reimbursement Agreement dated as of December 1, 2003 (the "Credit Agreement").

B.    The Borrower desires to amend the Credit Agreement as herein provided, and the Bank is willing to so amend the Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE 1. AMENDMENTS TO AGREEMENT

1.1    In Section 1.1, a new definition of "Hurco BV" is added and the definitions of "Collateral Documents", "Facility Termination Date", "Hurco GmbH Facility", "Loan Documents", and "Pledge Agreement" are amended to read as follows:

"Collateral Documents" means, collectively, the Pledge Agreement and all other agreements granting a Lien in favor of the Bank securing the Secured Obligations, as any of the foregoing may be amended or modified from time to time, including any and all other security agreements, mortgages and pledge agreements delivered hereafter.

"Facility Termination Date" means January 31, 2008.

"Hurco BV" means Hurco B.V., a limited liability company organized under the laws of the Netherlands, and an indirect wholly-owned subsidiary of the Borrower.

"Hurco GmbH Facility" means a credit facility of Hurco GmbH and Hurco BV in a maximum principal amount of Three Million Euros obtained from Dresdner Bank or any affiliate or successor thereof which may be secured by assets of Hurco GmbH and Hurco BV and an unsecured guaranty of payment of the Borrower.

"Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.15, the Reimbursement Agreement, the Collateral Documents, the Guaranty, the Hurco Guaranty, and all other agreements and documents executed or delivered in connection with any of the foregoing at any time, as each may be amended or modified from time to time.

"Pledge Agreement" means the Amended and Restated Pledge and Security Agreement dated as of October 26, 2004, executed by the Borrower in favor of the Bank.

1.2    Section 2.1(a) is amended to read as follows:

(a) From and including the Effective Date and prior to the Facility Termination Date, the Bank agrees, on the terms set forth in this Agreement, to (i) make Advances to the Borrower in Agreed Currencies from time to time, and (ii) issue Facility LCs upon the request of the Borrower, in Dollar Amounts not to exceed in aggregate principal amount at any time outstanding, (A) at and during such time as the Total Funded Debt/EBITDA Ratio is less than or equal to 3.0 to 1.0, the amount of the Commitment as of the date any such Advance is made, and (B) at and during such time as the Total Funded Debt/EBITDA Ratio exceeds 3.0 to 1.0, the lesser of (x) the amount of the Borrowing Base as of the close of business on the last day of the month next preceding the date any such Advance is made and (y) the amount of the Commitment as of the date any such Advance is made. In any event, the aggregate principal amount of Facility LCs outstanding at any time shall not exceed the amount of the Commitment in effect at such time, and all Floating Rate Loans shall be made and Facility LCs shall be issued in Dollars. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitment to extend credit hereunder shall expire on the Facility Termination Date. The Bank will issue Facility LCs hereunder on the terms set forth in Section 2.18.

1.3    Section 2.5(d) is amended to read as follows:

(d)    Mandatory Prepayments. Notwithstanding anything in this Agreement to the contrary, if at any time the aggregate Dollar Amount of the Outstanding Credit Exposure (calculated, with respect to those Advances denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Advance) exceeds the Commitment or, at and during such time as the Total Funded Debt/EBITDA Ratio exceeds 3.0 to 1.0, the Borrowing Base, and upon written notice from the Bank of such occurrence, the Borrower shall immediately repay Advances in an aggregate principal amount sufficient to eliminate any such excess, to be applied first to amounts outstanding under the Loan, and then to the Facility LC Collateral Account.

1.4    Section 2.20(a) is amended to read as follows:

(a)    Reserved.

1.5    Section 5.20 is amended to read as follows:

5.20    Borrowing Base. At and during such time as the Total Funded Debt/EBITDA Ratio exceeds 3.0 to 1.0, all accounts receivable and inventory of the Borrower represented or reported by the Borrower to be, or are otherwise included in, Eligible Finished Goods Inventory, Eligible Trade Receivables, Eligible Extended Receivables, and Eligible Inventory comply in all respects as of the date reported with the requirements therefor set forth in the definition thereof, and the computation of the Borrowing Base set forth in each Borrowing Base Certificate submitted during such time is true and correct.

1.6    Sections 6.1(ii), (vii) and (viii) are amended to read as follows:

(ii)    Within 45 days after the close of each fiscal quarter, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such fiscal quarter and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such fiscal quarter (except that consolidating balance sheets and statements of operations and retained earnings need not be given for Inactive Subsidiaries or Active Subsidiaries whose only asset is the Capital Stock of another Subsidiary of the Borrower), all certified by its chief financial officer or principal accounting officer as fairly presenting the consolidated financial position of the Borrower and its Subsidiaries for the periods contained therein and as having been prepared in accordance with Agreement Accounting Principles, together with a certificate of such officer demonstrating compliance with all financial covenants contained in this Agreement, including without limitation Section 6.20 hereof, and such supporting schedules setting forth such information as the Bank may reasonably request relating to such covenants, and stating whether such officer is aware of any Default or any event or condition which, with notice or lapse of time, or both, would constitute a Default, and, if such Default or such an event or condition then exists and is continuing, a statement setting forth the nature and status thereof.

(vii)    At and during such time as the Total Funded Debt/EBITDA Ratio exceeds 3.0 to 1.0, then as soon as available and in any event within 30 days after the end of the month following the fiscal quarter at the close of which such ratio exceeded 3.0 to 1.0, and each month thereafter during such time, a Borrowing Base Certificate, prepared for the Borrower as of the close of business on the last day of each month, together with supporting schedules, in form set forth on Exhibit B, each certified as true and correct by a duly authorized officer of the Borrower.

(viii)    At and during such time as the Total Funded Debt/EBITDA Ratio exceeds 3.0 to 1.0, then within 30 days after the end of the month following the fiscal quarter at the close of which such ratio exceeded 3.0 to 1.0, and each month thereafter during such time, a report containing an aging, as of the end of the preceding month, of accounts receivable of the Borrower and its Subsidiaries, in a form satisfactory to the Bank.

1.7    Section 6.10 is amended to read as follows:

6.10    Dividends.    The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its Capital Stock (other than dividends payable in its own Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, provided, however, that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary, and (ii) the Borrower may redeem, repurchase, or otherwise acquire or retire shares of its Capital Stock, at a purchase price not exceeding the shares' then-current fair market value, and may pay cash dividends on its Capital Stock, all not to exceed $1,500,000 in the aggregate in any fiscal year.

1.8    Subsection (vii) of Section 6.15 is amended to read as follows:

(vii)    Liens on the assets of Hurco GmbH and Hurco BV to secure the Hurco GmbH Facility.

1.9    Section 6.20 is amended to read as follows:

6.20.1    Reserved.

6.20.2.    Maximum Consolidated Total Indebtedness to Consolidated Total Capitalization. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters beginning with the fiscal quarter ending October 31, 2004, of (i) Consolidated Total Indebtedness to (ii) Consolidated Total Capitalization, to be greater than 0.275 to 1.0.

6.20.3.    Fixed Charge Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters beginning with the fiscal quarter ending on October 31, 2004, for the period of the four fiscal quarters of the Borrower then ending, of (i) Consolidated EBITDA for such period, plus Rentals for such period minus income taxes (if a positive number) included in calculating such Consolidated EBITDA, minus 50% of depreciation included in calculating such Consolidated EBITDA, minus cash dividends paid by the Borrower in such period on its Capital Stock, minus redemptions in such period of its Capital Stock by the Borrower, to (ii) principal payments of Indebtedness required to be paid during such period (other than principal payments in connection with the CIMPlus Purchase or the UK Lease Liability) plus Consolidated Interest Expense during such period, plus Rentals during such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 1.25 to 1.0.

6.20.4    Net Income. The Borrower will not permit or suffer Consolidated Net Income determined as of the end of any fiscal quarter, for the four fiscal quarters then ending, beginning with the fiscal quarter ending October 31, 2004, to be less than $0.

1.10    A new Section 6.26 is added, reading as follows:

6.26    Negative Pledge Limitation. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement with any Person other than the Bank pursuant hereto which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired (provided, however, that the foregoing does not include any prohibition or limitation with respect to further Liens on assets that are subject to Permitted Liens).

1.11    Upon the effectiveness of this Amendment, the Bank will file UCC termination statements and release agreements with the U.S. Patent and Trademark Office releasing and terminating the perfection of all Liens held or claimed by the Bank in all property of the Borrower not pledged to the Bank under the Pledge Agreement.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants that:

2.1    The execution, delivery and performance by the Borrower of this Amendment is within its powers, have been duly authorized, and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Borrower's organizational documents, or of any contract or undertaking to which the Borrower is a party or by which the Borrower or its property is or may be bound or affected.

2.2    This Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

2.3    No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or member of the Borrower is required on the part of the Borrower in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

2.4    After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article V of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and no default exists under the Credit Agreement as of the date hereof.

ARTICLE 3. CONDITIONS TO EFFECTIVENESS

This Amendment shall not become effective until the Bank has received the following documents and the following conditions have been satisfied, each in form and substance satisfactory to the Bank:

3.1    Copies, certified as of the effective date hereof, of such corporate documents of the Borrower and the Guarantors as the Bank may request, including articles of incorporation, bylaws (or certifying as to the continued accuracy of the articles of incorporation and by-laws previously delivered to the Bank), and incumbency certificates, and such documents evidencing necessary corporate action by the Borrower and the Guarantors with respect to this Amendment and all other agreements or documents delivered pursuant hereto as the Bank may request;

3.2    A Confirmation of Subsidiary Guaranty of even date herewith executed by the Guarantors in favor of the Bank, in form and substance satisfactory to the Bank;

3.3    The Pledge Agreement executed by the Company in favor of the Bank;

3.4    Such additional agreements and documents, fully executed by the Company, as are reasonably requested by the Bank before the Bank executes this Amendment.

ARTICLE 4. MISCELLANEOUS

4.1    If the Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any warranty made by the Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

4.2    All references to the Credit Agreement in any of the Loan Documents or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended hereby.

4.3    Except as expressly amended hereby, the Borrower agrees that all Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing.

4.4    The Borrower agrees to pay and save the Bank harmless from liability for all costs and expenses of the Bank arising in respect of this Amendment, including the reasonable fees and expenses of Dickinson Wright PLLC, counsel to the Bank, in connection with preparing and reviewing this Amendment and any related agreements and documents.

4.5    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

4.6    This Amendment shall be governed by and construed in accordance with the laws of the State of Indiana.

4.7    This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.

HURCO COMPANIES, INC.

By: __ /s/ Roger J. Wolf _____________________
Print Name: __Roger J. Wolf ____________________
Its: __Senior Vice President and CFO___________

BANK ONE, NA

By: _/s/ Brian D. Smith_____________________
Print Name: _Brian D. Smith____________________
Its: _First Vice President____________________

CONSENT AND AGREEMENT

As of the date and year first above written, each of the undersigned hereby:

(a)    fully consent to the terms and provisions of the above Amendment and the consummation of the transactions contemplated hereby, and agrees to all terms and provisions of the above Amendment;

(b)    agrees that its guaranty and all other agreements and documents executed by the undersigned in connection with the Credit Agreement or otherwise in favor of the Bank (collectively, the "Guarantor Documents") are hereby ratified and confirmed and shall remain in full force and effect, and acknowledges that it has no setoff, counterclaim, defense or other claim or dispute with respect to any Guarantor Document or any transactions in connection therewith; and

(c)    acknowledges that it is in its interest and to its financial benefit to execute this consent and agreement.

HURCO INTERNATIONAL , INC.

By: _/s/ Roger J. Wolf______________________
Print Name: _Roger J. Wolf ____________________
Its: _Secretary_ ___________________________

HURCO INTERNATIONAL HOLDINGS, INC.

By: _/s/ Roger J. Wolf______________________
Print Name: _Roger J. Wolf ____________________
Its: _Secretary_ ___________________________